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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF NEXSTAR PHARMACEUTICALS, INC.

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
NeXstar Pharmaceuticals GmbH                                   (Germany)
NeXstar Farmaceutica, S.A.                                     (Spain)
NeXstar Pharmaceuticals Italia, Srl                            (Italy)
NeXstar Pharmaceuticals Limited                                (United Kingdom)
NeXstar Farmaceutica Portugal, LDA                             (Portugal)
NeXstar Pharmaceuticals B.V.                                   (The Netherlands)
NeXstar Pharmaceutique Sarl                                    (France)
NeXstar Pharmaceuticals PTY Limited                            (Australia)
NeXstar Pharmaceuticals Limited                                (Ireland)
NeXstar Pharmaceuticals International Limited                  (United Kingdom)
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